Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED

CREDIT AGREEMENT

This FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of May 12, 2011, by and among ANTERO RESOURCES CORPORATION, a Delaware corporation (“Antero”), ANTERO RESOURCES PICEANCE CORPORATION, a Delaware corporation (“Antero Piceance”), ANTERO RESOURCES PIPELINE CORPORATION, a Delaware corporation (“Antero Pipeline”), and ANTERO RESOURCES APPALACHIAN CORPORATION, a Delaware corporation (“Antero Appalachian” and, together with Antero, Antero Piceance and Antero Pipeline, each, a “Borrower” and collectively, the “Borrowers”), CERTAIN SUBSIDIARIES OF BORROWERS, as Guarantors, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).  Unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, the Borrowers, the Guarantors, the Administrative Agent and the Lenders have entered into that certain Fourth Amended and Restated Credit Agreement, dated as of November 4, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Administrative Agent, the Lenders, the Borrowers and the Guarantors have agreed to amend the Credit Agreement (a) to increase the Aggregate Commitment and Borrowing Base and (b) for certain other purposes as provided herein, in each case, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrowers, the Guarantors, the Administrative Agent and the Lenders hereby agree as follows:

SECTION 1.    Amendments to Credit Agreement.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 4 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

1.1    Amended Definitions.  The following definitions in Section 1.01 of the Credit Agreement shall be and they hereby are amended and restated in their respective entireties to read as follows:

“Aggregate Commitment” means, at any time, the sum of the Commitments of all the Lenders at such time, as such amount may be reduced or increased from time to time pursuant to Section 2.02 and Section 2.03; provided that such amount shall not at any time exceed the lesser of (a) the Borrowing

Base then in effect and (b) the Maximum Facility Amount.  As of the First Amendment Effective Date, the Aggregate Commitment is $750,000,000.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Unused Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Unused Commitment Fee Rate”, as the case may be, based upon the Borrowing Base Usage applicable on such date:

Borrowing Base Usage:	ABR Spread	Eurodollar Spread	Unused Commitment Fee Rate
Equal to or greater than 90%	1.50%	2.50%	.50%
Equal to or greater than 75% and less than 90%	1.25%	2.25%	.50%
Equal to or greater than 50% and less than 75%	1.00%	2.00%	.50%
Equal to or greater than 25% and less than 50%	0.75%	1.75%	.50%
Less than 25%	0.50%	1.50%	.375%

Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next change.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01, or in the Assignment and Assumption Agreement or Lender Certificate pursuant to which such Lender shall have assumed or agreed to provide its Commitment, as applicable, as such Commitment may be (a) reduced from time to time pursuant to Section 2.02, (b) increased from time to time as a result of such Lender delivering a Lender Certificate pursuant to Section 2.03, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04; provided that any Lender’s Commitment shall not at any time exceed the lesser of (a) such Lender’s Applicable Percentage of the Maximum Facility Amount and (b) such Lender’s Applicable Percentage of the Borrowing Base then in effect.

“Fee Letters” means (a) that certain fee letter, dated October 7, 2010, among the Borrowers, the Administrative Agent and J.P. Morgan Securities LLC, (b) that certain fee letter, dated October 7, 2010, among the Borrowers, Wells Fargo Bank, N.A. and Wells Fargo Securities, LLC, (c) that certain fee letter, dated May 3, 2011, among the Borrowers, the Administrative Agent and J.P. Morgan Securities LLC, and (d) that certain fee letter, dated May 3, 2011, among the Borrowers, Wells Fargo Bank, N.A. and Wells Fargo Securities, LLC.

“Maturity Date” means May 12, 2016.

“Maximum Facility Amount” means $1,500,000,000.

“Natural Gas” means all natural gas, distillate or sulphur, and all products recovered in the processing of natural gas (other than condensate and Natural Gas Liquids) including coalbed methane gas and casinghead gas.

“Projected Oil and Gas Production” means the projected production of Crude Oil, Natural Gas, or Natural Gas Liquids (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from Oil and Gas Interests owned by the Credit Parties that are located in or offshore, if any, of the United States and that have attributable to them proved (and for purposes of Section 7.03(a)(ii) only, possible and probable) Oil and Gas Interests, as such production is projected in the Reserve Report most recently delivered, after deducting projected production from any Oil and Gas Interests sold or under contract for sale that had been included in such report and after adding projected production from any Oil and Gas Interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of such Section 6.01(d) or (f) and otherwise are reasonably satisfactory to Administrative Agent.

1.2     Additional Definitions.  The following definitions shall be and they hereby are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Antero Bluestone” means Antero Resources Bluestone LLC, a Delaware limited liability company and successor by merger to BEP Merger Sub, LP (successor by merger to Bluestone Energy Partners).

“Bluestone Loan Documents” means the collective reference to (a) that certain Amended and Restated Promissory Note, dated December 1, 2010, executed by Antero Bluestone payable to the order of Ross Tailwind, LLC in the principal amount of $25,000,000, (b) that certain Amended and Restated Loan Agreement, dated as of December 1, 2010, between Antero Bluestone and Ross Tailwind, LLC, (c) that certain Guarantee made by Antero Bluestone, Antero, Antero Piceance and Antero Appalachian, dated as of December 1, 2010, in favor of Ross Tailwind, LLC, and (d) any other agreements, documents, instruments and certificates contemplated by or executed in connection with any of the foregoing.

“First Amendment Effective Date” means May 12, 2011.

“Lender Certificate” has the meaning assigned to such term in Section 2.03.

“Natural Gas Liquids” means all natural gas liquids including those recovered in the production and processing of natural gas, including natural gasoline and liquefied petroleum gas (including liquefied butane, propane, iso-butane, normal butane, and ethane (including such methane allowable in commercial ethane)).

1.3     Commitments. Section 2.01 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender that was a Lender under and as defined in the Original Credit Agreement agrees to continue the Original Loans and each Lender agrees to make one or more Loans to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Credit Exposure exceeding the lesser of (i) such Lender’s Applicable Percentage of the Borrowing Base then in effect and (ii) such Lender’s Commitment or (b) the Aggregate Credit Exposure exceeding the lesser of (i) the Borrowing Base then in effect and (ii) the Aggregate Commitment.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Loans.

1.4     Termination of the Aggregate Commitment and Reduction of the Aggregate Commitment. Section 2.02 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 2.02         Termination of the Aggregate Commitment and Reduction of the Aggregate Commitment.

(a)           Unless previously terminated, the Aggregate Commitment shall terminate on the Maturity Date.

(b)           The Borrowers may at any time terminate, or from time to time reduce, the Aggregate Commitment; provided that (i) each reduction of the Aggregate Commitment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrowers shall not terminate or reduce the Aggregate Commitment if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10 and Section 2.11, the Aggregate Credit Exposure would exceed the Aggregate Commitment.

(c)           The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Commitment under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable; provided that a notice of termination of the Aggregate Commitments delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination of the Aggregate Commitment shall be permanent.  Any reduction of the Aggregate Commitment shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

1.5     Additional Lenders; Increases in the Aggregate Commitment. Section 2.03 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 2.03 Additional Lenders; Increases in the Aggregate Commitment.  If (a) no Default exists as of the date of such increase or would be caused by such increase, (b) the Borrowers concurrently pay any additional fees to increasing and/or new Lenders required as a result of such increase, and (c) immediately after giving effect to such increase, the Aggregate Commitment does not exceed the lesser of (i) the Borrowing Base then in effect and (ii) the Maximum Facility Amount, the Borrowers may elect to increase the Aggregate Commitment in a minimum amount of $50,000,000 and integral multiples of $10,000,000 in excess thereof by providing written notice of such increase to the Administrative Agent.  Within five days of such notice from the Borrowers, the Administrative Agent shall notify each Lender of the amount of the requested increase and each Lender’s proposed allocation thereof based on such Lender’s Applicable Percentage of the Aggregate Commitment.  Each Lender shall have the right, but not the obligation, in each such Lender’s sole discretion, to provide a portion of such increase in the Aggregate Commitment up to the portion of such increase that such Lender’s existing Commitment bears to the aggregate amount of the existing Commitments of all Lenders electing to participate in such requested increase by executing and delivering to the Borrowers and the Administrative Agent a certificate substantially in the form of Exhibit E hereto (a “Lender Certificate”).  In the event that within 10 Business Days of the Administrative Agent’s receipt of such written notice, the existing Lenders fail to provide increases in their respective Commitments sufficient to satisfy such requested increase in the Aggregate Commitment, the Borrowers may adjust the previously requested increase to reflect the increased Commitments of existing Lenders or one or more financial institutions reasonably acceptable to the Administrative Agent may become a Lender under this Agreement by executing and delivering to the Borrowers and the Administrative Agent a Lender Certificate.  Upon receipt by the Administrative Agent of Lender Certificates representing increases to existing Lender Commitments and/or Commitments from new Lenders as provided in this Section 2.03 in an aggregate amount equal to the requested increase (as the same may have been adjusted), (i) the Aggregate Commitment (including the Commitment of any Person that becomes a Lender by delivery of a Lender Certificate) automatically without further action by the Borrowers, the Administrative Agent or any Lender shall be increased on the effective date set forth in such Lender Certificates by the amount indicated in such Lender Certificates, (ii) the Register and Schedule 1.01 shall be amended to add the Commitment of each additional Lender or to reflect the increase in the Commitment of each existing Lender, and the Applicable Percentages of the Lenders shall be adjusted accordingly to reflect each additional Lender or the increase in the Commitment of each existing Lender, (iii) any such additional Lender shall be deemed to be a party in all respects to this Agreement and any other Loan Documents to which the Lenders are a party, and (iv) upon the effective date set forth in such Lender Certificate, any such Lender party to the Lender Certificate shall purchase and each existing Lender shall assign to such Lender a ratable portion of the outstanding Credit Exposure of each of the existing Lenders such that the Lenders (including any additional Lender, if applicable) shall have the appropriate portion of the Aggregate Credit Exposure of the Lenders (based in each case on such Lender’s Applicable Percentage, as revised pursuant to this Section).  To the extent requested by any Lender and in accordance with Section 2.16, the Borrowers shall pay to such Lender, within the time period prescribed by Section 2.16, any amounts required to be paid by the Borrowers under Section 2.16 in the event the payment of any principal of any Eurodollar Loan or the conversion of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto is required in connection with the increase of the Aggregate Commitment contemplated by this Section 2.03.

1.6     Mandatory Prepayment of Loans.  Section 2.11(d) of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(d)           If any Borrower or any Restricted Subsidiary enters into a Hedge Modification, the Borrowers shall prepay the Loans (and after all Loans are repaid in full, provide cash collateral in accordance with Section 2.06(j)) to the extent necessary to eliminate any Borrowing Base Deficiency that may exist or that may have occurred as a result of such Hedge Modification on the next Business Day following the day it or any Restricted Subsidiary receives the Net Cash Proceeds from such Hedge Modification (or in the case of any Hedge Modification entered into by any Credit Party pursuant to Section 7.03(b)(z), on the next Business Day following the day the Borrowers receive notice from the Administrative Agent of the amount of any adjustment to the Borrowing Base made by the Administrative Agent or the Required Lenders, as applicable, pursuant to Section 7.03(b)(z)(ii)).

1.7     Fees. Section 2.12(a) of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(a)           The Borrowers agree to pay to the Administrative Agent, for the account of each Lender, an unused commitment fee (the “Unused Commitment Fee”) equal to the Applicable Rate for Unused Commitment Fees times the daily average of the Aggregate Unused Commitment.  Such Unused Commitment Fee shall be calculated on the basis of a year consisting of 360 days.  The Unused Commitment Fee shall be payable in arrears on the last day of March, June, September and December of each year, commencing with the first such date to occur after the Effective Date, and on the Maturity Date for any period then ending for which the Unused Commitment Fee shall not have been theretofore paid.  In the event the Aggregate Commitment terminates on any date other than the last day of March, June, September or December of any year, the Borrowers agree to pay to the Administrative Agent, for the account of each Lender, on the date of such termination, the pro rata portion of the Unused Commitment Fee due for the period from the last day of the immediately preceding March, June, September or December, as the case may be, to the date such termination occurs.

1.8          Limitations on Indebtedness. Sections 7.01(e) and (f) of the Credit Agreement shall be and they hereby are amended and restated in their respective entireties to read as follows:

(e)           Indebtedness arising under the Bluestone Loan Documents; provided that (i) the aggregate principal amount of such Indebtedness does not exceed $25,000,000 at any time, (ii) such Indebtedness is unsecured, (iii) the stated maturity date of such Indebtedness is not prior to the earlier of December 1, 2013 or the date which is thirteen months after demand for payment by the noteholder thereunder in accordance with the terms thereof, and (iv) the non-default interest rate on the principal amount of such Indebtedness does not exceed 9% per annum;

(f)            Guarantees by any Credit Party or any Restricted Subsidiary of the Indebtedness permitted under paragraphs (e), (h) and (i) of this Section 7.01;

1.9          Swap Agreements. Sections 7.03(a)(i) and 7.03(a)(ii) of the Credit Agreement shall be and they hereby are amended and restated in their respective entirities to read as follows:

(i)            swaps and collars entered into in the ordinary course of business, and not for speculative purposes, with the purpose and effect of fixing prices or reducing or fixing basis or transportation price differentials on Crude Oil, Natural Gas or Natural Gas Liquids expected to be produced by the Credit Parties; provided that at all times: (i) no such contract shall have a term of more than sixty (60) months; (ii) except for the Liens granted under the Security Documents to secure Lender Hedging Obligations, no such contract requires any Credit Party to put up money, assets, or other security (other than letters of credit) against the event of its nonperformance prior to actual default by such Credit Party in performing its obligations thereunder, (iii) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty which at the time the contract is made is an Approved Counterparty, and (iv) the aggregate monthly production for each of Crude Oil, Natural Gas and Natural Gas Liquids, calculated separately, covered by all such contracts (other than basis or transportation price differential swaps for volumes of Natural Gas included under other Hedging Contracts permitted under this clause (i)) to which any Credit Party is a party (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Administrative Agent) for any single month does not in the aggregate exceed the Applicable Hedge Percentage (as defined below) of the Credit Parties’ aggregate Projected Oil and Gas Production anticipated to be sold during such month in the ordinary course of the Credit Parties’ businesses for such month.

As used in this subsection (a), “Applicable Hedge Percentage” means on the date that any Credit Party enters into any Hedging Contract (the

“Measurement Date”), the percentage set forth below for any month during the applicable period of measurement set forth below:

Period	Percentage
First year after the Measurement Date	85%
Second year after Measurement Date	80%
Third year after Measurement Date	75%
Fourth year after Measurement Date	70%
Fifth year after Measurement Date	65%

(ii)           puts or floors entered into in the ordinary course of business, and not for speculative purposes, with the purpose and effect of establishing minimum prices on Crude Oil, Natural Gas or Natural Gas Liquids expected to be produced by the Credit Parties; provided that at all times: (i) no such contract shall have a term of more than sixty (60) months, (ii) except for the Liens granted under the Security Documents to secure Lender Hedging Obligations, no such contract requires any Credit Party to put up money, assets, or other security (other than letters of credit) against the event of its nonperformance prior to actual default by such Credit Party in performing its obligations thereunder, (iii) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who at the time the contract is made is an Approved Counterparty, (iv) there exists no deferred obligation to pay the related premium or other purchase price for such floor or the only deferred obligation is to pay the financing for such premium or other purchase price and such deferred obligation is permitted under Section 7.01(k), and (v) the aggregate monthly production for each of Crude Oil, Natural Gas and Natural Gas Liquids, calculated separately, covered by all such contracts to which any Credit Party is a party (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Administrative Agent) for any single month does not in the aggregate exceed one hundred percent (100%) of the Credit Parties’ aggregate Projected Oil and Gas Production anticipated to be sold during such month in the ordinary course of the Credit Parties’ businesses for such month; and

1.10        Hedge Modifications. Section 7.03(b) of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(b)           If any Credit Party enters into any Hedge Modification, the Borrower Representative shall provide the Administrative Agent with written notice of such Hedge Modification within three (3) Business Days thereafter, setting forth, in reasonable detail, the terms of such Hedge Modification;

provided that no Hedge Modification may be made by any Credit Party if the economic effect on the Borrowing Base (as determined by the Administrative Agent) of all Hedge Modifications entered into since the most recent Scheduled Redetermination exceeds, in the aggregate for all Credit Parties, an amount equal to five percent (5%) of the Borrowing Base then in effect, unless (x) in the event such economic effect is less than an amount equal to fifteen percent (15%) of the Borrowing Base then in effect, such Credit Party shall have received the prior written consent of the Administrative Agent, or (y) such Credit Party shall have received the prior written consent of the Required Lenders, or (z) (i) at the time of and after giving effect to any such Hedge Modification, no Default exists, (ii) the Borrowing Base is adjusted by an amount equal to the economic effect on the Borrowing Base of all such Hedge Modifications as determined by the Required Lenders (or in the event the economic effect on the Borrowing Base (as determined by the Administrative Agent) of all Hedge Modifications entered into by the Credit Parties since the most recent Scheduled Redetermination is less than an amount equal to fifteen percent (15%) of the Borrowing Base then in effect, as determined by the Administrative Agent) and (iii) the Borrowers prepay the Loans or provide cash collateral to the extent required by Section 2.11(d) as a result of such Hedge Modifications.

1.11        Asset Dispositions. Section 7.05(h) of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(h)           the Disposition of any Borrowing Base Property (whether pursuant to a Disposition of all, but not less than all, of the Equity Interests of any Restricted Subsidiary or otherwise) which is Disposed of for fair consideration to a Person; provided that no Borrowing Base Property may be Disposed of by any Credit Party (whether pursuant to a Disposition of all, but not less than all, of the Equity Interests of any Restricted Subsidiary or otherwise) if the Engineered Value (as determined by the Administrative Agent) of all Borrowing Base Properties Disposed of since the most recent Scheduled Redetermination exceeds, in the aggregate for all Credit Parties, an amount equal to five percent (5%) of the Borrowing Base then in effect, unless (x) in the event such Engineered Value is less than an amount equal to fifteen percent (15%) of the Borrowing Base then in effect, such Credit Party shall have received the prior written consent of the Administrative Agent, or (y) such Credit Party shall have received the prior written consent of the Required Lenders, or (z) (i) at the time of and after giving effect to any such Disposition, no Default exists, (ii) the Borrower Representative provides the Administrative Agent with at least fifteen (15) days prior written notice of such Disposition, setting forth in reasonable detail the Borrowing Base Properties that are subject to such Disposition, and such Disposition is consummated prior to the next Redetermination of the Borrowing Base, (iii) the consideration received from any such Disposition is at least equal to the fair market value of the Borrowing Base Properties subject to such Disposition, as reasonably determined in good faith by the board of directors of such Credit Party and, if requested by the Administrative Agent, the Borrowers shall deliver to the Administrative Agent a certificate of a Financial Officer of such Credit

Party certifying to that effect, (iv) at least 80% of the consideration received by the Credit Parties in respect of any such Disposition is cash or cash equivalents, (v) the Borrowing Base is adjusted by an amount equal to the Engineered Value of all Borrowing Base Properties Disposed of since the most recent Scheduled Redetermination as determined by the Required Lenders (or in the event the Engineered Value (as determined by the Administrative Agent) of all Borrowing Base Properties Disposed of by the Credit Parties since the most recent Scheduled Redetermination is less than an amount equal to fifteen percent (15%) of the Borrowing Base then in effect, as determined by the Administrative Agent), and (vi) the Borrowers prepay the Loans or provide cash collateral to the extent required by Section 2.11(c) as a result of such Dispositions; or

1.12        Leverage Ratio. Section 7.12 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 7.12         Leverage Ratio.

(a) At the end of the fiscal quarter ending on March 31, 2011, the Leverage Ratio will not be greater than 4.25 to 1.00.

(b) At the end of each fiscal quarter ending on or after June 30, 2011 and on or before December 31, 2011, the Leverage Ratio will not be greater than 4.50 to 1.00.

(c) At the end of each fiscal quarter ending on or after March 31, 2012, the Leverage Ratio will not be greater than 4.00 to 1.00.

As used herein, with respect to any fiscal quarter, “Leverage Ratio” means the ratio of (i) the sum of the Consolidated Funded Indebtedness of Holdings as of the end of such fiscal quarter, minus the Capital Call Amount to (ii) the sum of the Consolidated EBITDAX of Holdings for the trailing four fiscal quarter period ending on the last day of such fiscal quarter.

1.13        Flood Insurance Regulation.  Article XI of the Credit Agreement shall be and it hereby is amended by adding a new Section 11.19 to the end thereof to read as follows:

Section 11.19. Flood Insurance Regulation.  Notwithstanding any provision in any Mortgage to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) located on the Mortgaged Properties within an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968 included in the definition of “Mortgaged Properties” and no such Building or Manufactured (Mobile) Home shall be encumbered by any Mortgage.  As used herein, “Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform

Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

1.14     Amendment to Schedule 1.01.  Schedule 1.01 to the Credit Agreement shall be and it hereby is amended in its entirety and replaced with Schedule 1.01 attached hereto.

1.15     Exhibit E.  The Credit Agreement shall be and it hereby is amended by adding a new Exhibit E to be in the form of Exhibit E attached hereto.

SECTION 2.    Redetermined Borrowing Base.  This Amendment shall constitute notice of the Redetermination of the Borrowing Base pursuant to Section 3.05 of the Credit Agreement, and the Administrative Agent, the Lenders, the Borrowers and the Guarantors hereby acknowledge that effective as of the First Amendment Effective Date, the Borrowing Base is $900,000,000, and such redetermined Borrowing Base shall remain in effect until the earlier of (i) the next Redetermination of the Borrowing Base and (ii) the date such Borrowing Base is otherwise adjusted pursuant to the terms of the Credit Agreement.

SECTION 3.    Reallocation and Increase of Commitments.  The Lenders have agreed among themselves to reallocate their respective Commitments, and to, among other things, permit one or more of the Lenders to increase their respective Commitments under the Credit Agreement (each, an “Increasing Lender”).  Each of the Administrative Agent and the Borrowers hereby consent to (a) the reallocation of the Commitments and (b) the increase in each Increasing Lender’s Commitment.  On the date this Amendment becomes effective and after giving effect to such reallocation and increase of the Aggregate Commitment, the Commitment of each Lender shall be as set forth on Schedule 1.01 of this Amendment  Each Lender hereby consents to the Commitments set forth on Schedule 1.01 of this Amendment.  The reallocation of the Aggregate Commitment among the Lenders shall be deemed to have been consummated pursuant to the terms of the Assignment and Assumption attached as Exhibit A to the Credit Agreement as if the Lenders had executed an Assignment and Assumption with respect to such reallocation.  The Administrative Agent hereby waives the $3,500 processing and recordation fee set forth in Section 11.04(b)(ii)(C) of the Credit Agreement with respect to the assignments and reallocations contemplated by this Section 3.  The increase in each Increasing Lender’s Commitment shall be deemed to have been consummated pursuant to the terms of the Lender Certificate attached as Exhibit E to the Credit Agreement as if such Increasing Lender had executed a Lender Certificate with respect to such increase.  To the extent requested by any Lender and in accordance with Section 2.16 of the Credit Agreement, the Borrowers shall pay to such Lender, within the time period prescribed by Section 2.16 of the Credit Agreement, any amounts required to be paid by the Borrowers under Section 2.16 of the Credit Agreement in the event the payment of any principal of any Eurodollar Loan or the conversion of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto is required in connection with the reallocation contemplated by this Section 3.

SECTION 4.    Conditions.  The amendments to the Credit Agreement contained in Section 1 of this Amendment, the redetermination of the Borrowing Base contained in Section 2 of this Amendment, and the increase and reallocation of the Commitments contained in Section 3 of this

Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 4.

4.1     Execution and Delivery.  Each Credit Party, the Lenders, and the Administrative Agent shall have executed and delivered this Amendment.

4.2     No Default.  No Default shall have occurred and be continuing or shall result from the effectiveness of this Amendment.

4.3      Fees.  The Borrowers, the Administrative Agent and Arrangers shall have executed and delivered certain fee letters in connection with this Amendment, and the Administrative Agent and Arrangers shall have received the fees separately agreed upon in such fee letters.

4.4          Certificates.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Credit Parties, this Amendment or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

4.5     Other Documents.  The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 5.    Post-Closing Covenant.  Within thirty (30) days following the First Amendment Effective Date (or such longer period as permitted by the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent Mortgages and title information, in each case, reasonably satisfactory to the Administrative Agent with respect to the Borrowing Base Properties, or the portion thereof, as required by Sections 6.09 and 6.10 of the Credit Agreement.

SECTION 6.    Representations and Warranties of Credit Parties.  To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders as follows:

6.1     Reaffirmation of Representations and Warranties/Further Assurances.  After giving effect to the amendments herein, each representation and warranty of such Credit Party contained in the Credit Agreement and in each of the other Loan Documents is true and correct in all material respects as of the date hereof (except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date).

6.2     Corporate Authority; No Conflicts.  The execution, delivery and performance by each Credit Party of this Amendment are within such Credit Party’s corporate or other organizational powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon any Credit Party or result in the creation or imposition of any Lien upon any of the assets of any Credit Party except for Permitted Liens and otherwise as permitted in the Credit Agreement.

6.3     Enforceability.  This Amendment constitutes the valid and binding obligation of the Borrowers and each other Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

6.4     No Default.  As of the date hereof, both before and immediately after giving effect to this Amendment, no Default has occurred and is continuing.

SECTION 7.    Miscellaneous.

7.1     Reaffirmation of Loan Documents and Liens.  Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by each Credit Party.  Each Borrower and each Guarantor hereby agree that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

7.2     Parties in Interest.  All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

7.3     Legal Expenses.  Each Credit Party hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

7.4     Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

7.5     Complete Agreement.  THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

7.6     Headings.  The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

7.7     Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

7.8     Loan Document.  This Amendment shall constitute a Loan Document for all purposes and in all respects.

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Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the date first above written.

BORROWERS:

ANTERO RESOURCES CORPORATION

ANTERO RESOURCES PICEANCE CORPORATION

ANTERO RESOURCES PIPELINE CORPORATION

ANTERO RESOURCES APPALACHIAN CORPORATION

By:	/s/ Alvyn A. Schopp
	Name:	Alvyn A. Schopp
	Title:	Treasurer and Vice President, Administration and Accounting

RESTRICTED SUBSIDIARIES:

ANTERO RESOURCES FINANCE CORPORATION

By:	/s/ Alvyn A. Schopp
	Name:	Alvyn A. Schopp
	Title:	Treasurer and Vice President, Administration and Accounting

ANTERO RESOURCES BLUESTONE LLC

By:	/s/ Alvyn A. Schopp
	Name:	Alvyn A. Schopp
	Title:	Vice President — Accounting & Administration/Treasurer

SIGNATURE PAGE

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Issuing Bank and a Lender

By:	/s/ Ryan Fuessel
	Name:	Ryan Fuessel
	Title:	Authorized Officer

SIGNATURE PAGE

WELLS FARGO BANK, N.A.,
as Syndication Agent and a Lender

By:	/s/ Oleg Kogan
	Name:	Oleg Kogan
	Title:	Director

SIGNATURE PAGE

BANK OF SCOTLAND PLC,
as Co-Documentation Agent and a Lender

By:	/s/ Julia R. Franklin
	Name:	Julia R. Franklin
	Title:	Assistant Vice President

SIGNATURE PAGE

BNP PARIBAS,
as Co-Documentation Agent and a Lender

By:	/s/ Russell Otts
	Name:	Russell Otts
	Title:	Director

By:	/s/ Matthew A. Turner
	Name:	Matthew A. Turner
	Title:	Vice President

SIGNATURE PAGE

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Co-Documentation Agent and a Lender

By:	/s/ Sharada Manne
	Name:	Sharada Manne
	Title:	Director

By:	/s/ Darrell Stanley
	Name:	Darrell Stanley
	Title:	Managing Director

SIGNATURE PAGE

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Co-Documentation Agent and a Lender

By:	/s/ Michael Getz
	Name:	Michael Getz
	Title:	Vice President

By:	/s/ Paul O’Leary
	Name:	Paul O’Leary
	Title:	Director

SIGNATURE PAGE

UNION BANK, N.A.,
as Co-Documentation Agent and a Lender

By:	/s/ Jared Bourgeois
	Name:	Jared Bourgeois
	Title:	Vice President

SIGNATURE PAGE

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Vanessa A. Kurbatskiy
	Name:	Vanessa A. Kurbatskiy
	Title:	Vice President

SIGNATURE PAGE

COMERICA BANK,
as a Lender

By:	/s/ Caroline McClurg
	Name:	Caroline McClurg
	Title:	Senior Vice President

SIGNATURE PAGE

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Vice President

By:	/s/ Vipul Dhadda
	Name:	Vipul Dhadda
	Title:	Associate

SIGNATURE PAGE

KEY BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ David Morris
	Name:	David Morris
	Title:	Vice President

SIGNATURE PAGE

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Daniel K. Hansen
	Name:	Daniel K. Hansen
	Title:	Vice President

SIGNATURE PAGE

GUARANTY BANK AND TRUST COMPANY,
as a Lender

By:	/s/ Gail J. Nofsinger
	Name:	Gail J. Nofsinger
	Title:	Senior Vice President

SIGNATURE PAGE